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                                                                    Exhibit 99.1


Five Henderson Drive, West Caldwell, NJ  07006                    [VESTCOM LOGO]
882-7000                            www.vestcom.com
NASDAQ:VESC


NEWS RELEASE
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FOR MORE INFORMATION, CONTACT             Robert L. Rinderman, Joseph N. Jaffoni
Vestcom International, Inc.               Jaffoni & Collins
Michael D. Helfand, Executive VP/Chief    212.835.8500
Financial Officer                         VESC@jcir.com
973.882.8440 (Ext. 3780)
mhelfand@vestcom.com


              Unsuccessful Bidder Files Complaint Against Vestcom

West Caldwell, New Jersey, August 19, 2002 - Vestcom International, Inc. (NASDAQ: VESC) announced today that on Friday, August 16, 2002, it was served with a Complaint by H.I.G. Capital, L.L.C. and Nantucket Holdings, Inc. In addition to the Company, Vector Investment Holdings, Inc., Vector Merger Corp., Cornerstone Equity Partners IV, L.P. and Joel Cartun are named as defendants.

The Complaint, which was filed in the Superior Court of New Jersey, Chancery Division - Essex County, alleges, among other things, that the directors of the Company disregarded their fiduciary duties by entering into the previously announced merger agreement with Vector Investment Holdings, Inc. and Vector Merger Corp. and that the no shop and termination fee provisions contained in such merger agreement are illegal. The Complaint also alleges that the Company violated the New Jersey Shareholders Protection Act by entering into the merger agreement. The plaintiffs were unsuccessful bidders for the Company.

The Company was also served with an Order to Show Cause in which the plaintiffs seek a preliminary injunction restraining the Company from consummating or taking any further action to consummate the transaction with Cornerstone and entering into or closing any other transaction with respect to the sale of Vestcom. A hearing on the Order to Show Cause is presently scheduled for September 10, 2002.

The Company vigorously denies all of the material allegations made by the plaintiffs in the Complaint, believes it has substantial and meritorious defenses against the plaintiffs' claims and intends to exercise all its rights and remedies in connection with this matter, including pursuing available counterclaims against the plaintiffs.

Vestcom International, Inc. is a leading provider of business communications solutions, customer relationship management and retail marketing services, using technology and innovation to supply enhanced value to all phases of communications between businesses and their customers. Vestcom employs approximately 1,000 individuals and serves customers throughout the US and Canada. More information about Vestcom and its services can be found on the World Wide Web at www.vestcom.com.

                                     (more)

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Vestcom International, Inc., 8/19/02                                 page 2 of 2


This press release contains certain forward-looking statements regarding Vestcom within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the beliefs of Vestcom's management as well as assumptions made by and information currently available to Vestcom's management. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Vestcom's expectations include, but are not limited to, the ability of the Company to execute and manage its growth strategy, the results of the Company's consolidated facilities, the ability to positively modify its revenue mix, acceptance of Vestcom's products and services, including electronic and Internet services, in the marketplace, the ability of the Company to achieve and maintain brand awareness, the ability to attract and retain key customers and other factors which are described from time to time in Vestcom's public filings with the Securities and Exchange Commission, news releases and other communications. Also, when Vestcom uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," or similar words or expressions, Vestcom is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Vestcom does not undertake any obligations to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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